Exhibit 4.2

CERTIFICATE OF TRUST

OF

BITWISE 10 CRYPTO INDEX FUND

This Certificate of Trust of Bitwise 10 Crypto Index Fund (the “Trust”), has been duly executed and is being filed by the undersigned, as trustee, to form a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § 3801 et seq. (the “Act”).

FIRST. The name of the statutory trust is Bitwise 10 Crypto Index Fund.

SECOND. The name and address of the trustee of the Trust having a principal place of business in the State of Delaware are Delaware Trust Company, 251 Little Falls Drive, Wilmington, Delaware 19808.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust in accordance with the Act.

DELAWARE TRUST COMPANY, not in its individual capacity but solely as trustee of the Trust

By:	/s/ James L. Grier
Name:James L. Grier
Title: Assistant Vice President

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:06 PM 05/01/2020
FILED 06:06 PM 05/01/2020
SR 20203369695 - File Number 6547854